CONSENT

     We consent to the reference to our firm under the caption
"Rhode Island Tax Information" in the Registration Statement and the related Prospectuses of Narragansett Insured Tax-Free Income
Fund.



                                        /s/ Edwards & Angell
                                           Edwards & Angell

Providence, RI
August 25, 1997